Exhibit 10.1

MAX CAPITAL GROUP LTD.

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is effective as of the 19th day of February, 2008 (the “Grant Date”) by and between Max Capital Group Ltd. (the “Company”), and                      (the “Grantee”).

WHEREAS, the Company may grant awards of restricted common shares of the Company pursuant to the Company’s 2000 Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders to grant the award of restricted common shares provided for herein (the “Award”) to the Grantee in recognition of the Grantee’s services to the Company and in consideration for the Grantee’s employment with the Company, such grant to be subject to the terms set forth herein; and

NOW, THEREFORE, in consideration for the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Basis for Award. This Award is made under the Plan pursuant to Section 8 thereof for services to be rendered to the Company by the Grantee.

2.	Stock Awarded.

(a)	The Company hereby awards to the Grantee, in the aggregate, shares of Common Stock of the Company (“Restricted Stock”), which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement.

(b)	Each certificate issued in respect of the Restricted Stock shall remain in book form with the Company’s transfer agent in the Grantee’s name. At the expiration of the restrictions, the Company shall deliver to the Grantee (or his/her legal representative, beneficiary or heir) share certificates for the Common Stock deposited with it free from legend except as otherwise provided by the Plan, this Agreement or as otherwise required by applicable law. The Grantee shall have the right to receive dividends on and to vote the Restricted Stock while it is held in custody except as otherwise provided by the Plan.

(c)

Except as provided in the Plan or this Agreement, the restrictions on the Restricted Stock are that they will be forfeited by the Grantee and all of the Grantee’s rights to such stock shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, without the written consent of the Board, excluding the Grantee, if he/she so serves on the Board.

3.	Vesting.

(a)	The restrictions described in Section 2 of this Agreement will lapse with respect to all of the Restricted Stock and such shares of Common Stock will become nonforfeitable on February 19, 2011; provided, that, except as otherwise provided herein, the Grantee is then employed by the Company or any of its Subsidiaries. If the Grantee’s employment is terminated at any time prior to the vesting date, the unvested Restricted Stock shall automatically be forfeited upon such cessation of service, unless otherwise provided in Sections 3(b) and (c).

(b)	Pro Rata Vesting. In the event of the Grantee’s death or if the Grantee’s employment is terminated by the Company or any of its Subsidiaries for Disability (as defined below) or without Cause (as defined in the Plan) or by the Grantee for Good Reason (as defined below), a pro rata portion of the Restricted Stock shall vest as of the date of such termination, and all other unvested Restricted Stock shall immediately terminate and be forfeited. The pro rata portion of the Restricted Stock that vests shall be calculated by multiplying the number of shares of Restricted Stock by a fraction, the numerator of which shall equal the number of consecutive days the Grantee is employed by the Company or any of its Subsidiaries from the Grant Date to the date of termination, and the denominator of which shall equal 1,095 (rounded to the nearest whole number).

For purposes of this Agreement, “Disability” shall mean termination upon 30 days’ notice in the event that the Grantee suffers a mental or physical disability that shall have prevented him/her from performing his/her material duties for a period of at least 120 consecutive days or 180 non-consecutive days within any 365 day period; provided, that, the Grantee shall not have returned to full-time performance of his/her duties within 30 days following receipt of such notice. The Grantee shall have “Good Reason” to terminate his/her employment within 30 days after the Grantee has knowledge of the occurrence, without the Grantee’s written consent, of one of the following events that has not been cured, if curable, within 30 days after a notice of termination has been given by the Grantee to the Company or its Subsidiary, as applicable: (i) any material and adverse change to the Grantee’s duties or authority which are inconsistent with his/her title and position, (ii) a material diminution of the Grantee’s title or position; (iii) a reduction of the Grantee’s base salary; or (iv) any other reason which the Company determines in its sole discretion to be a Good Reason; provided, however, that, if termination for “Good Reason” is defined in the Grantee’s employment agreement, the definition in the employment agreement shall apply for purposes of this Section 3.

(c)	Full Vesting. Upon the Grantee’s Retirement, vesting shall continue according to the schedule set forth in Section 3(a) as if the Grantee were still employed; provided, that, during the period following Retirement and prior to the vesting date, the Grantee does not enter into any employment, consulting, service or similar arrangements or accept any directorship that has not been pre-approved by the Compensation Committee of the Company in its sole discretion. In the event that the Grantee does enter into any such employment, consulting, service or similar arrangement or accepts any unapproved directorship, all unvested Restricted Stock shall be immediately forfeited. For purposes of this Agreement, “Retirement” shall be defined as when the Grantee retires from the Company or any Subsidiaries if the sum of the Grantee’s age and years of service as an employee of the Company or any Subsidiaries equals at least 55.

If the Grantee’s employment is terminated because the Company or a Subsidiary is unable to obtain a work permit for the Grantee’s continued employment in Bermuda with the Company or a Subsidiary and the Company does not offer the Grantee a comparable position of employment by one of the Company’s Subsidiaries, then the Restricted Stock shall automatically become 100% vested and nonforfeitable upon the date of the Grantee’s termination of employment; provided, that, if the failure by the Company or its Subsidiary to obtain such work permit is directly or indirectly related to any actions or omissions taken by the Grantee, as determined by the Company in its sole discretion, then all unvested Restricted Stock shall be immediately forfeited upon the date of termination.

(d)	Change in Control. Upon the occurrence of a Change in Control (as defined in the Plan), all Restricted Stock shall automatically become vested and immediately nonforfeitable in full.

4.	Compliance with Laws and Regulations. The issuance and transfer of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

5.	No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Subsidiaries to terminate the Grantee’s employment at any time.

6.	Restrictive Legends. The Grantee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Restricted Stock, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bye-laws, any other agreement between the Grantee and the Company or any agreement between the Grantee and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

7.	Representations and Warranties of the Grantee. The Grantee represents and warrants to the Company that:

(a)	Agrees to Terms of the Plan. The Grantee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the shares of Common Stock once vested, and that the Grantee should consult a tax adviser prior to such time.

(b)	Stop-Transfer Instructions. The Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)	Refusal to Transfer. The Company will not be required (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares have been so transferred.

8.	Governing Law; Modification. This Agreement shall be governed by the laws of the state of New York without regard to the conflict of law principles. The Agreement may not be modified except in writing signed by both parties.

9.	Plan. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms herein which are defined in the Plan have the same definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Grantee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

10.	Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Grantee.

11.

Tax Withholding. In the event that the Company determines that tax withholding is required with respect to the Grantee, the Grantee agrees that, except as provided below, no later than the date as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the Restricted Stock covered by this Agreement, the Grantee shall pay to the Company (in cash) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Stock for which the restrictions shall lapse. The Company or its Subsidiary (as applicable) shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock. If the Grantee properly elects, within 30 days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Stock granted hereunder pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, the Grantee shall pay to the Company, or make other arrangements satisfactory to the Board to pay to the Company in the year of such grant, any federal, state or local taxes required to be withheld with respect to such Common Stock. If the Grantee fails to make such payments, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to such Common Stock.

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date set forth below.

MAX CAPITAL GROUP LTD.

By:
Name:
Title:
Date:

GRANTEE

By:
Name:
Date: